EXHIBIT 99.1

Upexi Shifts Focus into Bitcoin and Crypto with Strategic Investment in Digital Currency as Part of Long-Term Strategic Crypto Initiative

Subsidiaries have been organized to invest and capitalize on the opportunities of cryptocurrency including Bitcoin and other coins with high growth potential

TAMPA, FL, January 23, 2025 (ACCESSWIRE) – Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a brand owner specializing in the development, manufacturing and distribution of consumer products, today announced establishing a digital currency holding company to invest and capitalize on the opportunities of cryptocurrency including Bitcoin and other coins with high growth potential. Upexi has made an initial investment in Bitcoin and is actively pursuing additional investment opportunities to expand its portfolio through further direct investment into coins, mining, and M&A in the fintech space.

Management and the Board of Directors have agreed to make a strategic investment in a portfolio of Cryptocurrency including Bitcoin that could grow exponentially in the future, and shift its growth strategy to opportunities in Crypto and the BlockChain. The Company has initiated a multi-pronged go-to-market strategy with a primary portfolio investment anchored by at least a 50% of the total portfolio asset size in Bitcoin and the remainder of the portfolio in cryptocurrencies such as Ethereum, Ripple, Aave, Chainlink, Render, and several others. In the future, the portfolio will be available to view on the Upexi website with daily updates of Upexi’s holdings.

Upexi will initially operate through two newly established, wholly owned subsidiaries to separate our investments and reporting.  The two entities consist of:

•

ChainBitMiner: A diversified portfolio of Crypto coins anchored with 50-70% of portfolio in Bitcoin held in lieu of cash on balance sheet. The company will issue periodic press releases around completed Bitcoin purchases and newly added coins to the portfolio.

•	QuantumHash: The Company will look to capitalize with investments in Crypto mining with a main focus on Bitcoin mining. The Company does not initially plan to operate its own mining operations.

Andrew Norstrud, Chief Financial Officer of Upexi, stated, “The strategy of using debt, equity and cash flow to accumulate Bitcoin has proven very successful for many companies and their investors. We believe an expanded strategy should give investors more exposure to new coins with more potential upside while anchoring our strategy with Bitcoin. The new Trump administration has been publicly bullish and with the possibility of large financial institutions beginning to adopt this financial asset alternative, it has been clearly evident now is the time to make a strategic investment into the space.”

About Upexi, Inc.:

Upexi is a brand owner specializing in the development, manufacturing and distribution of consumer products.

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254